Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT dated as of May 21, 2009 (this “Amendment”), to the CREDIT AGREEMENT dated as of August  15, 2008, as heretofore amended (as so amended, the “Credit Agreement”), among CEPHALON, INC., a Delaware corporation, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WITNESSETH:

WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2.  Amendments to the Credit Agreement.  (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)            The definition of “Hedging Agreement” is hereby amended and restated in its entirety as follows:

““Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, any similar transaction or any combination of the foregoing transactions; provided that, for the avoidance of doubt, “Hedging Agreement” shall not include (i) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary, (ii) any Warrant or (iii) any Qualifying Subordinated Indebtedness Securities Transaction.”

(ii)           The definition of “Qualifying Subordinated Indebtedness” is hereby amended and restated in its entirety as follows:

““Qualifying Subordinated Indebtedness” means, as of any date, the aggregate principal amount outstanding on such date of (a) the 2010 Subordinated Notes, the 2014 Subordinated Notes and the 2015 Subordinated Notes and (b) any other Indebtedness (including related Guarantees) for borrowed money of the Borrower that is expressly subordinated to the Loan Documents Obligations on terms not less favorable to the Lenders than those applicable to the 2015 Subordinated Notes; provided that in the case of such Indebtedness referred to in the preceding clause (b), (i) the maturity of such Indebtedness shall not be earlier than the date 91 days after the Maturity Date; (ii) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased (except to the extent on terms not less favorable to the Lenders than those applicable to the 2014 Subordinated Notes), whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof, prior to the date 91 days after the Maturity Date; (iii) such Indebtedness shall not constitute an obligation of any Subsidiary that shall not be a Subsidiary Loan Party; (iv) such Indebtedness shall not be secured by any Lien on any asset of the Borrower or any Subsidiary; and (v) such Indebtedness shall not contain any covenants that, taken as a whole, are materially more restrictive than those set forth in this Agreement.”

(iii)          The definition of “Warrants” is hereby amended and restated in its entirety as follows:

““Warrants” means (a) the Seven Year Warrant dated June 6, 2003, between the Borrower and Credit Suisse First Boston International, as amended by the Amendment to Seven Year Warrant dated December 13, 2006, between the Borrower and Credit Suisse International (f/k/a Credit Suisse First Boston International), (b) the Warrant Confirmation dated June 2, 2005, between the Borrower and Deutsche Bank AG, as amended, (c) the Confirmation dated May 21, 2009, between the Borrower and Deutsche Bank AG, London Branch, as amended and restated to provide for the exercise of an overallotment option, with respect to the warrant transaction described therein, substantially on the terms set forth in the draft heretofore made available to the Lenders, and (d) any similar instrument issued in connection with Qualifying Subordinated Indebtedness.”

(iv)          The definition of “2015 Subordinated Notes” is hereby amended and restated in its entirety as follows:

““2015 Subordinated Notes” means the Borrower’s 2.00% Convertible Senior Subordinated Notes due June 1, 2015, issued under the 2015 Subordinated Notes Indenture.”

(v)           The following new defined terms are hereby inserted in the appropriate alphabetical order:

““Qualifying Subordinated Indebtedness Securities Transaction” means (a) the transactions provided for in (i) (x) the Confirmation dated June 2, 2005 between Deutsche Bank AG and the Borrower, as amended, with respect to the share option transaction described therein and (y) the Confirmation dated June 28, 2005 between

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Deutsche Bank AG and the Borrower, with respect to the share option transaction described therein and (ii) the Confirmation dated May 21, 2009 between Deutsche Bank AG, London Branch and the Borrower, as amended and restated to provide for the exercise of an overallotment option, with respect to the share option transaction described therein, substantially on the terms set forth in the draft heretofore made available to the Lenders, and (b) any similar transaction entered into in connection with Qualifying Subordinated Indebtedness.

“2014 Subordinated Notes” means the Borrower’s 2.50% Convertible Senior Subordinated Notes due May 1, 2014, issued under the 2014 Subordinated Notes Indenture.

“2014 Subordinated Notes Indenture” means the Indenture dated May 27, 2009, between the Borrower and U.S. Bank National Association, as Trustee, under which the 2014 Subordinated Notes are outstanding.”

(b)  Section 6.08(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)(A) payments made with respect to the 2010 Subordinated Notes upon the exercise (x) by the Borrower of any redemption rights with respect thereto, (y) by holders thereof of conversion rights with respect thereto or (z) by holders thereof of their right to require the repurchase of such Notes in accordance with the provisions of the 2010 Subordinated Notes Indenture, (B) payments required to be made with respect to the 2014 Subordinated Notes upon the exercise (x) by holders thereof of conversion rights with respect thereto or (y) by holders thereof of their right to require the repurchase of such Notes in accordance with the provisions of the 2014 Subordinated Notes Indenture, (C) payments required to be made with respect to the 2015 Subordinated Notes upon the exercise (x) by holders thereof of conversion rights with respect thereto or (y) by holders thereof of their right to require the repurchase of such Notes in accordance with the provisions of the 2015 Subordinated Notes Indenture and (D) any other similar payments required to be made in connection with any other Qualifying Subordinated Indebtedness (x) upon the exercise by holders thereof of conversion rights with respect thereto and (y) by holders thereof of their right to require the repurchase of such notes in accordance with the provisions of the indenture applicable thereto; and”

(c)  Section 6.08(b)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iv) payments made pursuant to consensual exchange agreements between the Borrower and any noteholder (A) in cash or Equity Interests of the Borrower with respect to the 2010 Subordinated Notes and (B) in Equity Interests of the Borrower with respect to the 2014 Subordinated Notes, the 2015 Subordinated Notes or any other Qualifying Subordinated Indebtedness.”

SECTION 3.  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and to each of the Lenders, as of the Amendment Effective Date (as defined below), that:

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(a)  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action.  This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, constitutes legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of the Borrower and the Subsidiary Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(c)  On and as of the Amendment Effective Date, after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective, as of the date first above written, on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and Lenders constituting at least the Required Lenders, provided that the Administrative Agent shall have received all fees and other amounts due and payable to it or any of its Affiliates on or prior to the Amendment Effective Date, including reimbursement of all reasonable and documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed by the Borrower under the Credit Agreement.

SECTION 5.  Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended

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hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 10.  Fees and Expenses.  Without limiting the Borrower’s obligations under Section 9.03 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.  All fees shall be payable in immediately available funds and shall not be refundable.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CEPHALON, INC.

by
/s/ Wilhemus Groenhuysen
Name:	Wilhemus Groenhuysen
Title:	Senior Vice President,
Worldwide Finance

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by
/s/ James A. Knight
Name:	James A. Knight
Title:	Vice President

BANK OF AMERICA, N.A.

by
/s/ Kevin R. Wagley
Name:	Kevin R. Wagley
Title:	Senior Vice President

BARCLAYS BANK PLC

by
/s/ Alicia Borys
Name:	Alicia Borys
Title:	Assistant Vice President

CITIZENS BANK OF PENNSYLVANIA

by
/s/ Jonathan H. Sprogell
Name:	Jonathan H. Sprogell
Title:	Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

by
/s/ Douglas Weir
Name:	Douglas Weir
Title:	Director

by
/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

U.S. BANK, N.A.

by
/s/ Christopher T. Kordes
Name:	Christopher T. Kordes
Title:	Senior Vice President